UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2007
PHOENIX TECHNOLOGIES LTD.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-17111 (Commission File Number)	04-2685985 (IRS Employer Identification No.)

915 Murphy Ranch Road, Milpitas, California (Address of principal executive offices)	95035 (Zip Code)
Registrant’s telephone number, including area code (949) 585-4000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Agreement dated February 12, 2007
EXHIBIT 10.2

Item 1.01 Entry into a Material Definitive Agreement.
     Ramius Agreement. On February 12, 2007, Phoenix Technologies Ltd. (the “Company” or “Phoenix Technologies”), entered into an agreement with certain Company stockholders, which entities and individuals are affiliated with the Starboard Value and Opportunity Master Fund Ltd. (the “Ramius Group”) (the “Ramius Agreement”). As provided in the Ramius Agreement, the Company’s Board of Directors has determined that it is in the best interests of the stockholders of the Company to nominate John Mutch and Robert J. Majteles (the “New Nominees”) for election to Class 2 of the Company’s Board of Directors at the Company’s 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”) and to recommend that the Company’s stockholders vote for the New Nominees. Under the Ramius Agreement, the Ramius Group has agreed to vote their shares in favor of the New Nominees at the 2007 Annual Meeting. In addition, the Company and the Ramius Group have agreed not to directly or indirectly engage in any activities in opposition to the election of the New Nominees as the sole directors elected at the 2007 Annual Meeting. In addition, the Ramius Group agreed to withdraw its nominees for election to the Company’s Board of Directors, to not present any nominees or proposals at the 2007 Annual Meeting, and to terminate its proxy solicitation in opposition to the Company.
     Pursuant to the terms of the Ramius Agreement, the Company has also agreed to take all action necessary in furtherance of: (i) the appointment of John Mutch as a member of the Audit Committee, (ii) the appointment of Robert J. Majteles as a member of the Nominating and Governance Committee, and (iii) the election of Dale Fuller as the new chairman of the Company’s Board of Directors.
     Under the Ramius Agreement, until December 6, 2007 (unless the Company’s 2008 annual meeting is held before February 9, 2008, in which case until 70 days before the date of the 2008 annual meeting), the Ramius Group and any of its controlled affiliates have agreed not to:
•	acquire any voting securities of the Company in excess of the Standstill Limit (as defined below);

•	other than pursuant to the Ramius Agreement, seek or propose to influence or control the management or the policies of the Company or to obtain representation on the Company’s board of directors,

•	solicit, encourage or in any way participate in the solicitation of any proxies with respect to any voting securities of the Company;

•	make any public announcement with respect to a merger, consolidation, business combination or other extraordinary transaction with or involving the Company in excess of the Standstill Limit;

•	form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934; or

•	publicly seek or request permission to do any of the foregoing.
     For purposes of the Ramius Agreement, “Standstill Limit” means that number of common shares, the beneficial ownership of which would qualify a person or a group of affiliated or associated persons as an “Acquiring Person” under the Preferred Share Rights Agreement, dated as of October 22, 1999, between the Company and BankBoston, N.A. The Ramius Agreement does not limit the Ramius Group from public stating they oppose a merger or other extraordinary transaction involving a third party.
     Under the Ramius Agreement, the Company also agreed to review, consider, and deliberate upon the corporate governance recommendations of Institutional Shareholder Services.
     Finally, under the terms of the Ramius Agreement, the Company and the Ramius Group have agreed to a mutual release of all claims that they may have against each other based upon events occurring prior to the date of the execution of the Ramius Agreement.
     AWM Agreement. On February 12, 2007, the Company entered into an agreement with certain Company stockholders, which entities are affiliated with AWM Investment Company, Inc. (the “AWM Group”) (the “AWM Agreement”). As provided in the AWM Agreement, the Company’s Board of Directors has determined that it is in the best interests of the stockholders of the Company to nominate the New Nominees and to recommend that the Company’s stockholders vote for the New Nominees. Under the AWM Agreement, the AWM Group has agreed to vote their shares in favor of the New Nominees at the 2007 Annual Meeting. In addition, the Company and the AWM Group have agreed not to directly or indirectly engage in any activities in opposition to the election of the New Nominees as the sole directors elected at the 2007 Annual Meeting.

     Pursuant to the terms of the AWM Agreement, the Company has also agreed to take all action necessary in furtherance of: (i) the appointment of John Mutch as a member of the Audit Committee, (ii) the appointment of Robert J. Majteles as a member of the Nominating and Governance Committee, and (iii) the election of Dale Fuller as the new chairman of the Company’s Board of Directors.
     Under the AWM Agreement, the Company also agreed to review, consider, and deliberate upon the corporate governance recommendations of Institutional Shareholder Services.
THE COMPANY HAS FILED THE AGREEMENTS AS EXHIBITS TO THIS CURRENT REPORT ON FORM 8-K. THE DESCRIPTIONS OF THE AGREEMENTS IN THIS FORM 8-K ARE QUALIFIED BY THE FULL TEXT OF THOSE DOCUMENTS.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Agreement between the Company and certain entities and individuals affiliated with the Starboard Value and Opportunity Master Fund Ltd., dated February 12, 2007

10.2	Agreement between the Company and certain entities affiliated with AWM Investment Company, Inc., dated February 12, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX TECHNOLOGIES LTD. (Registrant)
Date: February 12, 2007	By:	/s/ Scott C. Taylor
Scott C. Taylor
Chief Administrative Officer, Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement between the Company and certain entities and individuals affiliated with the Starboard Value and Opportunity Master Fund Ltd., dated February 12, 2007

10.2	Agreement between the Company and certain entities affiliated with AWM Investment Company, Inc., dated February 12, 2007